SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2008

(Exact name of registrant as specified in its charter)

Nevada	333-125907	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2008, the Company, entered into an Employment Contract with Mr. William L. Sklar.   The contact with Mr. Sklar will continue until terminated in accordance with its provisions.   Mr. Sklar will be paid an annual salary of $100,000 and has been awarded 100,000 options at an exercise price of $1.01.  The agreement is subject to confidentiality and non-compete clauses.

A copy of the employment agreement is attached hereto as Exhibit 99.2.   The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Principal Officer

On December 2, 2008, The Company announced the appointment of Mr. William L. Sklar, age 60, as Chief Financial Officer.  The terms of Mr. Sklar’s employment are described in Item 1.01 of this Current Report on from 8-K and are hereby incorporated by reference.

 .

Item 9.01 Financial Statements and Exhibits

(C) Exhibits.

99.1	Press Release dated December 2, 2008.
99.2	Employment Contract between The Mint Leasing, Inc. and William L. Sklar, dated December 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: December 2, 2008	By: /s/ Jerry Parish
Jerry Parish President & CEO

Exhibit 99.1

Press Release dated December 2, 2008

For Immediate Release

THE MINT LEASING, INC.
APPOINTS WILLIAM SKLAR AS CHIEF FINANCIAL OFFICER

Houston, Texas – December 2, 2008 – The Mint Leasing, Inc. (OTCBB: MLES), a provider of innovative vehicle leasing solutions, today announced that it has appointed William L. Sklar as the Company’s Chief Financial Officer.

Mr. Sklar has 20 years of experience as an advisor and consultant to publicly-traded and privately-owned companies.  He has developed financial and administrative programs and strategies for companies in a wide range of industries, including software and technology, health services and natural resources.  In addition, he has assisted a number of early-stage companies in the development and execution of their business plans.

For the past 18 years, Mr. Sklar has been President and Director of Willmar Management Corp., a consulting company that provides management and administrative services to private and public companies in the United States, the United Kingdom and Canada.  He currently serves on the Boards of Directors of Arrayit Corporation and Radiate Research Inc., both of which are publicly-traded companies based in the United States.

Mr. Sklar received a Bachelor of Commerce degree from the University of Toronto in 1970.

“We are very pleased to welcome Bill Sklar to our executive management team as Chief Financial Officer,” stated Jerry Parish, Chief Executive Officer of The Mint Leasing, Inc.  “His extensive experience has included assisting numerous companies that have successfully made the transition from privately-owned to publicly-traded status, and we expect Bill to contribute greatly to the execution of our aggressive growth strategy.”

About The Mint Leasing, Inc.

As a provider of innovative leasing solutions, The Mint Leasing, Inc., allows premier franchise automobile dealers to offer their customers attractive and flexible financing alternatives for the purchase of new or late-model cars and trucks.  Most of the Company’s customers are located in Texas and sixteen other states.  The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  The Mint Leasing, Inc. is responsible for underwriting criteria and procedures, administration of the leases, and collection of payments from lessees.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTC Bulletin Board under the symbol “MLES”.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties, and other risks disclosed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

Contact:  R. Jerry Falkner, CFA, RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com
or
The Mint Leasing, Inc. Investor Relations at investorinfo@mintleasing.com

Exhibit 99.2

Employment Contract between The Mint Leasing, Inc. and William L. Sklar dated December 1, 2008

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of December 1, 2008 by and between The Mint Leasing, Inc. (the “Company”), and William L. Sklar (“Executive”).

RECITALS

The Company purchases new and late-model pre-owned automobiles from brand-name automobile dealerships, then leases the vehicles to the customers of such dealerships on terms that are compatible with customers’ cash flow parameters, in the southeastern U.S.A. (the “Territory”). The Company desires to employ Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual promises set forth in this Agreement the parties hereto agree as follows:

ARTICLE I

Term of Employment
        1.01           Subject to the provisions of Article V, and upon the terms and subject to the conditions set forth in this Agreement, the Company will employ Executive for the period beginning on the date first written above (the “Commencement Date”) and continuing until either party sends notice to the other party of such party’s desire to terminate the Agreement.

ARTICLE II

Duties

2.01          (a)  During the term of employment, Executive will:

(i)           Promote the interests, within the scope of his duties, of the Company and devote his efforts to the Company’s business and affairs;

(ii)           Executive will be employed as the Chief Financial Officer of each of The Mint Leasing, Corp. and each of its subsidiaries, trusts and related entities. Executive's responsibilities, duties, prerogatives and authority in such executive offices, and the clerical, administrative and other support staff and office facilities provided to him, shall be those customary for the chief financial officer of publicly held corporations generally and of holding companies and financial institutions that are a part of the financial institutions industry specifically. In his executive capacities Executive shall report to the President and Chief Executive Officer of The Mint Leasing, Inc.; and

(iii)           Perform the duties and services consistent with the title and function of such office, including without limitation, those, if any, set forth in the bylaws of the Company or as specifically set forth from time to time by the Company’s Board of Directors (the “Board”).

 (b)           Notwithstanding anything contained in clause 2.01(a) (i) above to the contrary, nothing contained herein or under law shall be construed as preventing Executive from (i) investing Executive’s personal assets in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of a passive investor (provided that he, collectively with his family and affiliated interests (or persons constituting a “group” under the federal securities laws) will not exceed 5% of any company’s voting securities); and (ii) engaging (not during normal business hours) in any other professional, civic, or philanthropic activities, provided that Executive’s investments or engagement does not result in a violation of his covenants under this Section or Article VI hereof and are otherwise disclosed to and approved by the Board in its sole discretion.

       2.02     The Executive will provide, at his own expense a remote office, telecommunication expenses, office equipment and furniture, and office supplies.   The Executive’s normal place of business will be the remote office, although, as needed or upon reasonable request by the Company President, the Executive shall attend at the Company’s main office.

ARTICLE III

Base Compensation

3.01           The Company will compensate Executive for the duties performed by him hereunder by payment of a base salary at the rate of

(a)           One Hundred Thousand Dollars ($100,000.00) per annum (the “Base”), payable in equal weekly installments, or in conformity with payroll practices of other executives of the company, subject to customary withholding for federal, state, and local taxes and other normal and customary withholding items.

(b)           However for the initial three months of the Executives employment, compensation shall be as follows”

(i)           September 2008 - $5,000

(ii)           October and November 2008 - $6,000

(iii)           Thereafter $8,333 per month

ARTICLE IV

Reimbursement and Employment Benefits

4.01           Health and Other Medical. Executive shall NOT be eligible to participate in all health, medical, dental, and life insurance employee benefits as are available from time to time to other key executive employees (and their families) of the Company, including a Life Insurance Plan, Medical and Dental Insurance Plan, and a Long Term Disability Plan (the “Plans”). The Company shall pay 0.0 % of all premiums with respect to such Plans.

4.02           intentionally left blank

4.03           Performance Enhancing Items. Executive shall NOT be entitled to receive from the Company an annual car allowance up to NIL Dollars ($0.00) per annum.

4.04           Reimbursable Expenses. The Company shall in accordance with its standard policies in effect from time to time reimburse Executive for all reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company provided that Executive submits all substantiation of such expenses to the Company on a timely basis in accordance with such standard policies and further provided that Executive receives prior approval for all individual expenditures in excess of $500.00.

4.05           Savings Plan. Executive will be eligible to enroll and participate, and be immediately vested in, all Company savings and retirement plans, including any 401(k) plans, as are available from time to time to other key executive employees.

4.06           Common Stock Purchase Options, The Compensation Committee of the Board of Directors will grant to the Employee non-qualified options to acquire 100,000 shares of Stock as soon as practicable after the Employee joins the Company based upon the market value of the stock, as reported by the Electronic Bulletin Board, on the date the agreement is executed, determined to  be $1.01.  The Restricted Stock award shall be subject to and governed by the terms and conditions of the terms of the 2008 Stock Option Plan (“2008 Stock Option Plan”) and the award document. The options will expire December 31, 2011

ARTICLE V

Termination

5.01           General Provisions. Except as otherwise provided in this Article V, at such time as Executive’s employment is terminated by the Executive or the Company, any and all of the Company’s obligations under this Agreement shall terminate, other than the Company’s obligation to pay Executive, within thirty (30) days of Executive’s termination of employment, the full amount of any unpaid Base and accrued but unpaid benefits, including any vacation pay, earned by Executive pursuant to this Agreement through and including the date of termination and to observe the terms and conditions of any plan or benefit arrangement which, by its terms, survives such termination of Executive’s employment. The payments to be made under this Section 5.01 shall be made to Executive, or in the event of Executive’s death, to such beneficiary as Executive may designate in writing to the Company for that purpose, or if Executive has not so designated, then to the spouse of Executive, or if none is surviving, then to the personal representative of the estate of Executive.  Notwithstanding the foregoing, termination of employment shall not affect the obligations of Executive under Article VI hereof that, pursuant to the express provisions of this Agreement, continue in full force and effect.  Upon termination of employment with the Company for any reason, Executive shall promptly deliver to the Company all Company property including without limitation all writings, records, data, memoranda, contracts, orders, sales literature, price lists, client lists, data processing materials, and other documents, whether or not obtained from the Company or any Affiliate, which pertain to or were used by Executive in connection with his employment by the Company or which pertain to any Affiliate, including, but not limited to, Confidential Information, as well as any automobiles, computers or other furniture, fixtures or equipment which were purchased by the Company for Executive or otherwise in Executive’s possession or control.

5.02           Consequences of Termination. Upon any termination of Executive’s employment with the Company, except for a termination by the Company for Cause (as defined herein) or the Executive’s resignation, the Executive shall be entitled to a payment equal to one (1) months’ compensation. Executive expressly acknowledges and agrees that the payment of Severance to Executive hereunder shall be liquidated damages for and in full satisfaction of any and all claims Executive may have relating to or arising out of Executive’s employment or termination of Executive’s employment by the Company or relating to or arising out of this Agreement and the termination thereof, including, without limitation, those causes of action arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §12101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §201 et seq., the Civil Rights Act of April 9, 1866.1 42 U.S.C. §1981 et seq., the National Labor Management Relations Act, 29 U.S.C. §141 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., and the Family Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. Notwithstanding the foregoing, Executive’s right to receive Severance Pay is contingent upon Executive not violating any of his on-going obligations under this Agreement.

       5.06           Cause. The term “Cause” shall mean the following:

(a)           Any violation by Executive of any material provision of this Agreement (including without limitation any violation of any provision of Sections 6.01, 6.02 or 6.03 hereof any and all of which are material in all respects), upon notice of same by the Company describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.03(a), which breach, if capable of being cured, has not been cured to the Company’s sole and absolute satisfaction within 30 days after such notice (except for breaches of any provisions of sections 6.01, 6.02 or 6.03 which are not subject to cure or any notice);

(b)           Embezzlement by Executive of funds or property of the Company;

(c)           Habitual absenteeism, bad faith, fraud, refusal to perform his duties, gross negligence or willful misconduct on the part of Executive in the performance of his duties as an employee of the Company, provided that the Company has given written notice of and an opportunity of not less than 30 days to cure such breach, which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.06(c), provided that no such notice or opportunity needs to be given if (x) in the judgment of the Company’s Board of Directors, such conduct is habitual or would unnecessarily or unreasonably expose the Company to undue risk or harm or (y) one previous notice had already been given under this section or under section (i) above; or

(d)           A felonious act, conviction, or plea of nolo contendere of Executive under the laws of the United States or any state (except for any conviction or plea based on a vicarious liability theory and not the actual conduct of the Executive).

    5.07           Representations. Executive represents, warrants, and covenants to Company that (a) there is no other agreement or relationship which is binding on him which prevents him from entering into or fully performing under the terms hereof and (b) the Company may contact any past, present, or future entity with whom he has a business relationship and inform such entity of the existence of this Agreement and the terms and conditions set forth herein.

ARTICLE VI

Covenants

6.01           Competition/Solicitation. (a) During the period in which Executive performs services for the Company and for a period of twenty-four (24) months after termination of Executive’s employment with the Company, regardless of the reason, Executive hereby covenants and agrees that he shall not, directly or indirectly, except in connection with his duties hereunder or otherwise for the sole account and benefit of the Company, whether as a sole proprietor, partner, member, shareholder, employee, director, officer, guarantor, consultant, independent contractor, or in any other capacity as principal or agent, or through any person, subsidiary, affiliate, or employee acting as nominee or agent, except with the consent of the Company:

(i)           Conduct or engage in, or be interested in or associated with, any person or entity anywhere in North America (plus any such additional geographical markets to which the Company may have expanded during the course of Executive ‘s employment) other than the Company and its affiliates which conducts or engages in the Business (plus any such additional product or service markets to which the Company may have expanded during the course of Executive ‘s employment);

(ii)           Solicit, attempt to solicit, or accept business from, or cause to be solicited or have business accepted from, any then-current customers of Company, any persons or entities who were customers of the Company within the 180 days preceding the Termination Date, or any prospective customers of the Company for whom bids were being prepared or had been submitted as of the Termination Date; or

(iii)           Induce, or attempt to induce, hire or attempt to hire, or cause to be induced or hired, any employee of the Company, or persons who were employees of the Company within the 180 days preceding the Termination Date, to leave or terminate his or her employment with the Company, or hire or engage as an independent contractor any such employee of the Company.

(b)           Notwithstanding the foregoing, Executive shall not be prevented from (i) investing in or owning up to two percent (2%) of the outstanding stock of any corporation engaged in any business provided that such shares are regularly traded on a national securities exchange or in any over-the-counter market or (ii) retaining any shares of stock in any corporation which Executive owned before the date of his employment with the Company.

6.02           Confidential Information. Executive acknowledges that in his employment he is or will be making use of, acquiring, or adding to the Company’s confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding the operations of the Company; and records and policy matters relating to finance, personnel, market research, strategic planning, current and potential customers, lease arrangements, service contracts, management, and operations. Therefore, to protect the Company’s confidential information and to protect other employees who depend on the Company for regular employment, Executive agrees that he will not in any way use any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

6.03           Inventions. All discoveries, designs, improvements, ideas, and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of the Company or any Affiliate or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of the Company or any Affiliate that may be conceived, developed, or made by Executive during employment with the Company (hereinafter “Inventions”), either solely or jointly with others, shall automatically become the sole property of the Company or an Affiliate. Executive shall immediately disclose to the Company all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary to perfect the property rights of the Company or any Affiliate therein. These obligations shall continue beyond the termination of Executive’s employment with respect to Inventions conceived, developed, or made by Executive during employment with the Company. The provisions of this Section 6 shall not apply to any Invention for which no equipment, supplies, facility, or trade secret information of the Company or any Affiliate is used by Executive and which is developed entirely on Executive’s own time, unless (a) such Invention relates (i) to the business of the Company or an Affiliate or (ii) to the actual or demonstrably anticipated research or development of the Company or an Affiliate, or (b) such Invention results from work performed by Executive for the Company.

6.04           Non-Disparagement. For a period commencing on the date hereof and continuing indefinitely, Executive hereby covenants and agrees that he shall not, directly or indirectly, defame, disparage, create false impressions, or otherwise put in a false or bad light the Company, its products or services, its business, reputation, conduct, practices, past or present employees, financial condition or otherwise.

6.05           Blue Penciling. If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

6.06           Remedies. Executive acknowledges that any breach by him of the provisions of this Article VI of this Agreement shall cause irreparable harm to the Company and that a remedy at law for any breach or attempted breach of Article VI of this Agreement will be inadequate, and agrees that, notwithstanding section 9.01 hereof, the Company shall be entitled to exercise all remedies available to it, including specific performance and injunctive and other equitable relief, without the necessity of posting any bond, in the case of any such breach or attempted breach.

ARTICLE VII

Assignment

7.01           Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and shall relieve the Company of its obligations hereunder if the assignment is pursuant to a Change in Control (as defined herein).  Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.

7.02           Change of Control. The term “Change in Control” shall be deemed to have occurred at such time as (i) any person or entity (or person or entities which are affiliated or acting as a group or otherwise in concert) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company (other than stockholders which own greater than fifty percent (50%) of the stock of the Company as of the effective date of this Agreement); (ii) the shareholders of the Company approve any merger or consolidation as a result of which its equity interests shall be changed, converted, or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of all or substantially all of the assets or earning power of the Company; or (iii) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately before the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors or the equivalent of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred as a result of the sale or transfer of equity interests of the Company to an employee benefit plan sponsored by the Company or an affiliate thereof or if the new employer offers to employ the Executive on substantially the same terms and conditions as set forth in this Agreement (except that the Base shall not be reduced below the then-existing Base)

ARTICLE VIII

Entire Agreement

This Agreement constitutes the entire understanding between the Company and Executive concerning his employment by the Company or subsidiaries and supersedes any and all previous agreements between Executive and the Company or any of its affiliates or subsidiaries concerning such employment, and/or any compensation, bonuses or incentives.  Each party hereto shall pay its own costs and expenses (including legal fees) except as otherwise expressly provided herein incurred in connection with the preparation, negotiation, and execution of this Agreement.  This Agreement may not be changed orally, but only in a written instrument signed by both parties hereto.

ARTICLE IX

Applicable Law; Miscellaneous

9.01           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. All actions brought to interpret or enforce this Agreement shall be brought in federal or state courts located in Houston, Texas.  Notwithstanding the foregoing, at the sole option of the Company, all controversies under this Agreement may be subject to resolution by arbitration.  Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (i) all questions relating to the interpretation or breach of this Agreement; (ii) all questions relating to any representations, negotiations, and other proceedings leading to the execution of this Agreement; and (iii) all questions as to whether the right to arbitrate any such question exists.  Any party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the tribunal’s determination of the merits of the controversy).  The tribunal shall have authority to make the final determination of the rights of the parties, including authority to make permanent, modify, or dissolve any judicial order granting such provisional relief.  The Company, if it desires arbitration, shall so notify the other parties, identifying in reasonable detail the matters to be arbitrated and the relief sought.  Arbitration shall be before a three-person tribunal of neutral arbitrators, consisting of attorneys with at least ten (10) years’ experience in commercial law. The American Arbitration Association (“AAA”) shall submit a list of persons meeting the criteria outlined above, and the parties shall mutually agree upon the three arbitrators. If the parties fail to select arbitrators as required above within twenty (20) days after delivery of notice from the party desiring arbitration, the AAA shall appoint the arbitrator or arbitrators that have not been selected by the parties. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. All matters arbitrated hereunder shall be arbitrated in Houston, Texas, and shall be governed by Texas law, exclusive of its conflicts-of-laws rules.  The arbitrators shall conduct a hearing no later than sixty (60) days after designation of the tribunal, and a decision shall be rendered by the arbitrators within thirty (30) days after the hearing.  At the hearing, the parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate.  Any award entered shall be made by a written opinion stating the reasons for the award made.  The arbitrators may award legal or equitable relief, including but not limited to specific performance.  The arbitrators are not empowered to award damages in excess of compensatory damages, and each party irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.  This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party.  The parties agree to abide by all awards rendered in such proceedings.  Such awards shall be final and binding on all parties.  Each party shall continue to perform its obligations under this Agreement pending conclusion of the arbitration.  No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to such default. The arbitrators’ fees and other costs of the arbitration shall be borne by the party against which the award is rendered, except as the arbitration panel may otherwise provide in its written opinion.

9.02           Attorneys’ Fees. In addition to all other rights and benefits under this Agreement, each party agrees to reimburse the other for, and indemnify and hold harmless such party against, all costs and expenses (including attorney’s fees) incurred by such party (whether or not during the term of this Agreement or otherwise), if and to the extent that such party prevails on or is otherwise successful on the merits with respect to any action, claim or dispute relating in any manner to this Agreement or to any termination of this Agreement or in seeking to obtain or enforce any right or benefit provided by or claimed under this Agreement, taking into account the relative fault of each of the parties and any other relevant considerations.

9.03           Indemnification of Executive. The Company shall indemnify and hold harmless Executive to the full extent authorized or permitted by law with respect to any claim, liability, action, or proceeding instituted or threatened against or incurred by Executive or his legal representatives and arising in connection with Executive’s conduct or position at any time as a director, officer, employee, or agent of the Company or any subsidiary thereof.  The Company shall not change, modify, alter, or in any way limit the existing indemnification and reimbursement provisions relating to and for the benefit of its directors and officers without the prior written consent of the Executive, including any modification or limitation of any directors and officers’ liability insurance policy.

9.04           Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a continuing waiver or a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party hereto which are not set forth expressly in this Agreement.

9.05           Unenforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.06           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

9.07           Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Mint Leasing, Inc.

By:                /s/ Jerry Parish
       Jerry Parish, President

                   /s/ William L. Sklar
      William. L. Sklar, Executive